EXHIBIT 4.2.84
                                                                  --------------

                                 AMENDMENT NO. 1
                                       TO
                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------

     This Amendment No. 1 (this "Amendment"), dated as of September 30, 2004, to the Securities Purchase Agreement, dated as of June 4, 2004 (the "Purchase Agreement") is by and among Salon Media Group, Inc., a Delaware corporation (the "Company"), and the Purchasers who are signatories to the Purchase Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                                    RECITALS
                                    --------

     WHEREAS, the Company has held the First Closing of the sale of Shares and issuance of the Warrants and wishes to sell additional Shares and issue additional Warrants on more flexible terms;

     WHEREAS, Section 9.4 of the Purchase Agreement provides that any term thereof may be amended with the written consent of the Company and the holders of at least a majority of the Common Stock issued or issuable upon conversion of the Shares then outstanding; and

     WHEREAS, the Company and the undersigned Purchasers who hold at least a majority of the Common Stock issued or issuable upon conversion of the Shares currently outstanding are in favor of and consent to this Amendment.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.   AMENDMENTS.
          -----------

          The second and third sentences in Section 3.1 of the Purchase Agreement are hereby amended and restated to read as follows:

          "Thereafter, on or before the 10th calendar day of the final month of each fiscal quarter up until the first quarter of Fiscal Year 2006, the Company may deliver notice pursuant to the provisions hereof indicating its desire to have the Purchaser purchase shares of Series D-2 Preferred Stock, Series D-3 Preferred Stock, Series D-4 Preferred Stock and/or Series D-5 Preferred Stock and Warrants. The Purchaser shall then, no later than the 25th calendar day of the final month of each such quarter (or such later date as is approved by the Company, in its sole discretion, in a writing delivered to a Purchaser), purchase such Purchaser's desired number of shares of Series D-2 Preferred Stock, Series D-3 Preferred Stock, Series D-4 Preferred Stock and/or Series D-5 Preferred Stock, as the case may be, offered for sale at any subsequent Closing."

     Schedule A of the Purchase Agreement is hereby amended and restated as follows:

                                   SCHEDULE A

     Series D-1 issuance on June 4, 2004

     PURCHASER                                  PURCHASE PRICE  SHARES  WARRANTS
     -----------------------------------------  --------------  ------  --------
     John Warnock                                   249,600.00     208   402,580
     The Hambrecht 1980 Revocable Trust             175,200.00     146   282,580
     HAMCO Capital Corporation                       50,400.00      42    81,290
     William E Mayer Holdings, Inc.                  25,200.00      21    40,645
                                                --------------  ------  --------
                                                    500,400.00     417   807,095
                                                ==============  ======  ========


     Series D-2 issuance on September 30, 2004

     PURCHASER                                  PURCHASE PRICE  SHARES  WARRANTS
     -----------------------------------------  --------------  ------  --------
     John Warnock                                   249,600.00     208   340,363
                                                --------------  ------  --------
                                                    249,600.00     208   340,363
                                                ==============  ======  ========

2.   GENERAL.
     --------

     (a) This Amendment shall be governed in all respects by the laws of the State of California.

     (b) This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

     (c) The Purchase Agreement, as amended by this Amendment, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by as of the date first written above.



                                         SALON MEDIA GROUP, INC.



                                         By: /s/ Elizabeth Hambrecht
                                             -----------------------
                                             Elizabeth Hambrecht
                                             President & Chief Financial Officer



























[COUNTERPART SIGNATURE PAGE TO AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT]

                                         PURCHASER

                                         HAMCO Capital Corporation



                                         By: /s/ William R Hambrecht
                                             -----------------------------

                                         Name:  William R Hambrecth
                                                --------------------------

                                         Title: CEO
                                                --------------------------

                                         Address:
                                                  ------------------------











[COUNTERPART SIGNATURE PAGE TO AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT]

                                         PURCHASER

                                         The Hambrecht 1980 Revocable Trust



                                         By: /s/ William R Hambrecht
                                             -----------------------------

                                         Name:  William R Hambrecth
                                                --------------------------

                                         Title: Trustee
                                                --------------------------

                                         Address:
                                                  ------------------------











[COUNTERPART SIGNATURE PAGE TO AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT]

                                         PURCHASER


                                         By: /s/ John Warnock
                                             -----------------------------

                                         Name:  John Warnock
                                                --------------------------

                                         Title:
                                                --------------------------

                                         Address:
                                                  ------------------------











[COUNTERPART SIGNATURE PAGE TO AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT]